CONTACT:
Michael Archer
Executive Vice President
Chief Financial Officer
Camden National Corporation
(800) 860-8821
marcher@camdennational.bank

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS
FOURTH QUARTER AND YEAR END 2023 FINANCIAL RESULTS

Reports Fourth Quarter 2023 Net Income of $8.5 million and Diluted EPS of $0.58;
Capital and Asset Quality Remain Strong at Year End

CAMDEN, Maine, January 30, 2024/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $5.7 billion bank holding company headquartered in Camden, Maine, reported net income of $8.5 million and diluted earnings per share ("EPS") of $0.58 for the fourth quarter of 2023, both decreases of 13% compared to the third quarter of 2023. Throughout 2023, financial institutions, including Camden National, were faced with many challenges due to the interest rate environment and well-publicized bank failures. In response to these dynamics, the Company prioritized actions designed to maintain long-term shareholder value and to position ourselves to be able to capitalize on future growth opportunities. We believe the actions we took during 2023 fortified our balance sheet, stabilized net interest margin and positioned the Company for future earnings capacity.

Included in the Company's fourth quarter 2023 financial results are pre-tax investment losses of $5.0 million. The Company sold lower yielding investments at a loss in the third and fourth quarters of 2023 to adjust its balance sheet and to improve future earnings and profitability. Adjusted pre-tax, pre-provision income, which excludes the impact of the investment losses (non-GAAP), was $15.8 million, a decrease of 6% from the third quarter of 2023.

On November 20, 2023, Simon Griffiths joined the Company, and he took on the role of President and Chief Executive Officer effective January 1, 2024. “I am honored to join this Company and lead this talented team,” said Mr. Griffiths. “Our balance sheet is one of our strengths and is supported by strong fundamentals, including capital, liquidity and asset quality. As we begin 2024, we are positioned well to lean into this strength and drive future growth.”

FOURTH QUARTER 2023 HIGHLIGHTS

•Our capital position remained strong and improved compared to the third quarter, highlighted by increases in our common equity ratio to 8.66% and our tangible common equity ratio (non-GAAP) to 7.11% at December 31, 2023, compared to 8.02% and 6.47%, respectively, at September 30, 2023.

•Our asset quality continues to be strong, highlighted by loans 30-89 days past due of 0.12% of total loans and non-performing assets of 0.13% of total assets at December 31, 2023.
•Our return on average assets was 0.59% and adjusted return on average assets (non-GAAP) was 0.87% for the fourth quarter of 2023.
•Our return on average equity was 7.20% and adjusted return on average equity (non-GAAP) was 10.53%, while our return on average tangible equity (non-GAAP) was 9.18% and adjusted return on average tangible equity (non-GAAP) was 13.38% for the fourth quarter of 2023.
•Uninsured and uncollateralized1 deposits were 14.6% of total deposits and available liquidity sources were 2.0 times uninsured and uncollateralized deposits at December 31, 2023, compared to 15.3% and 2.1 times, respectively, at September 30, 2023.

FINANCIAL CONDITION

As of December 31, 2023, total assets were $5.7 billion, a decrease of 1% since September 30, 2023, and an increase of 1% since December 31, 2022.

Loans
Loans at December 31, 2023 totaled $4.1 billion, a 1% increase since September 30, 2023, and an increase of 2% since December 31, 2022.
•Loan growth for the fourth quarter of 2023 was spread across all of our loan portfolios, including residential real estate, commercial real estate and commercial loan portfolios each growing 1%, and the consumer and home equity loan portfolio growing 2%.
•The increase in loans for the year ended 2023 was driven by residential real estate loan growth of 4% and commercial real estate loan growth of 3%, partially offset by a decrease in commercial loans of 6%.
•The Company shifted its loan pricing strategy in 2023 to slow on-books loan production given the focus on deposits, net interest margin and asset quality, which included selling more of its residential mortgage production. The Company sold 48% of residential mortgages it originated for the year ended December 31, 2023, compared to 20% for the year ended December 31, 2022.

Investments
Investments totaled $1.2 billion as of December 31, 2023, an increase of 3% since September 30, 2023, and a decrease of 5% since December 31, 2022. Investment balances represented 21% of the Company's assets as of December 31, 2023, compared to 20% at September 30, 2023 and 22% at December 31, 2022.
•The Company sold $70.4 million of investments in the fourth quarter of 2023 with a weighted-average yield of 3.02% at a pre-tax loss of $5.0 million. The proceeds from the sale were used to fund loan growth or were reinvested into higher interest-earning investments.
•As of December 31, 2023, the Company's debt securities designated as available-for-sale (“AFS") and held-to-maturity (“HTM”) were, collectively, in a net unrealized loss position of $111.5 million, decreasing from a net unrealized loss position of $182.4 million and $141.5 million as of September 30, 2023 and December 31, 2022, respectively.
•As of December 31, 2023 and 2022, the weighted-average life of the Company's debt securities was 7.8 years and the duration was 5.7 years and 5.8 years, respectively.

1 Uncollateralized deposits are customer deposits for which the Company has not pledged any of its assets, including investment securities, or provided any other type of guarantee

Deposits
As of December 31, 2023, deposits totaled $4.6 billion, a decrease of 2% since September 30, 2023, and a decrease of 5% since December 31, 2022.
•Checking and savings account balances decreased $115.4 million, or 4%, in the fourth quarter of 2023, primarily due to the combination of seasonal outflows and the shift from checking and savings accounts to higher interest-bearing deposit accounts.
•Certificates of deposit ("CD") balances grew $57.4 million, or 10%, and money market balances grew $8.9 million, or 1%, in the fourth quarter of 2023.
•The loan-to-deposit ratio was 89% at December 31, 2023, compared to 87% at September 30, 2023 and 83% at December 31, 2022.

Borrowings
As of December 31, 2023, borrowings totaled $529.9 million, an increase of 3%, since September 30, 2023, and an increase of 71%, since December 31, 2022.
•As of December 31, 2023, the Company's borrowings consisted of: (1) $200.7 million of customer repurchase agreements, (2) $135.0 million from the Bank Term Funding Program (“BTFP”) at a fixed rate of 4.70% which the Company may prepay at any time without penalty, (3) $150.0 million of short-term Federal Home Loan Bank of Boston borrowings, of which $125.0 million supports interest rate swap derivatives, and (4) $44.3 million of junior subordinated debentures.

Capital
As of December 31, 2023, the Company's regulatory capital ratios were each well in excess of regulatory capital requirements. In addition, the Company's common equity ratio was 8.66%, and its tangible common equity ratio (non-GAAP) was 7.11%, compared to 8.02% and 6.47%, respectively, at September 30, 2023, and 7.96% and 6.37%, respectively, at December 31, 2022.

On December 19, 2023, the Company announced a cash dividend of $0.42 per share, representing an annualized dividend yield of 4.46%, based on the Company's closing share price of $37.63, as reported by NASDAQ on December 29, 2023 (the last business day of the fourth quarter of 2023), payable on January 31, 2024, to shareholders of record on January 15, 2024.

The Company repurchased 65,692 shares of its common stock at an average price of $30.44 per share during the year ended December 31, 2023. In January 2024, the Company announced a new share repurchase program for 750,000 shares of the Company common stock, or approximately 5% of outstanding stock as of December 31, 2023. The new share repurchase program replaces the prior program, which expired in early January 2024.

ASSET QUALITY
The Company's asset quality in the fourth quarter of 2023 and as of December 31, 2023 remained strong. The Company continues to actively monitor its loan portfolio, particularly its commercial real estate loan portfolio, for signs of credit stress.
•Loans 30-89 days past due were 0.12% of total loans at December 31, 2023, compared to 0.09% at September 30, 2023, and 0.06% of total loans at December 31, 2022.
•Non-performing loans were 0.18% of total loans at December 31, 2023, compared to 0.16% at September 30, 2023, and 0.13% at December 31, 2022.
•Annualized net charge-offs to average loans was 0.04% for the fourth quarter of 2023, compared to 0.01% for the third quarter of 2023, and 0.03% for the fourth quarter of 2022.

FINANCIAL OPERATING RESULTS (Q4 2023 vs. Q3 2023)

Net income for the fourth quarter of 2023 was $8.5 million, a decrease of $1.3 million, or 13%, compared to the third quarter of 2023. Excluding income taxes, provision for credit losses, investment losses and Small Business Administration Paycheck Protection Program ("SBA PPP") income (non-GAAP), net income for the fourth quarter of 2023 decreased $959,000, or 6%, compared to last quarter.

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2023 was $32.7 million, an increase of $125,000 compared to the third quarter of 2023. The increase was driven by a 1 basis point increase in net interest margin between periods to 2.40% for the fourth quarter of 2023, partially offset by a decrease in average interest-earning assets between periods of less than 1%. This increase was aided by the adjustments to the Company's investment portfolio that were made in the third and fourth quarters of 2023 and the balance sheet derivatives entered into during 2023.

Provision (Credit) for Credit Losses
Provision expense for the fourth quarter of 2023 was $569,000 and increased $1.1 million over the third quarter of 2023. The increase was driven by loan growth between periods of 1% and completion of our annual allowance model re-assessment in the fourth quarter, which resulted in higher loss rates across our forecast period.
At December 31, 2023, the allowance for credit losses ("ACL") on loans was 0.90% of total loans, consistent with September 30, 2023. At December 31, 2023, the ACL was 5.0 times total non-performing loans, compared to 5.5 times at September 30, 2023.

The change in provision for credit losses between periods is highlighted in the table below:

($ in thousands)	Q4 2023	Q3 2023	Increase / (Decrease)
Provision (credit) for credit losses - loans	$887	$(456)	$1,343
Credit for credit losses - off-balance sheet credit exposures	(318)	(118)	(200)
Provision (credit) for credit losses	$569	$(574)	$1,143

Non-Interest Income
Non-interest income for the fourth quarter of 2023 was $6.0 million, an increase of $914,000, or 18%, over the third quarter of 2023. The significant changes in non-interest income between periods included:
•An increase in mortgage banking income of $449,000, driven by a positive fair value adjustment on the residential mortgage loan pipeline designated for sale, which was primarily due to the sharp decrease in the 10-year U.S. Treasury interest rate at the end of the fourth quarter.
•A smaller loss on sale of investments of $360,000.
•An increase in debit card income of $336,000, as the Company recognized its annual Visa incentive bonus in the fourth quarter of $400,000.
Non-Interest Expense
Non-interest expense for the fourth quarter of 2023 was $27.8 million, an increase of $1.6 million, or 6%, compared to the third quarter of 2023. The increase in operating expenses between periods was driven by: (1) executive transition-related costs, which includes compensation, legal and other consulting support, (2) an increase in data processing costs due to the timing of the annual upgrade to the Company's core system in the fourth quarter, (3) an increase in occupancy-related costs during the winter months, and (4) elevated customer fraud losses.

The Company's GAAP efficiency ratio and non-GAAP efficiency ratio for the fourth quarter of 2023 was 71.69% and 63.48%, respectively, compared to 69.60% and 60.63% for the third quarter of 2023.

Q4 2023 CONFERENCE CALL

Camden National will host a conference call and webcast at 3:00 p.m., Eastern Time, on Tuesday, January 30, 2024, to discuss its fourth quarter 2023 financial results and outlook. Participants should dial into the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (Domestic):            (833) 470-1428
Live dial-in (All other locations):    (929) 526-1599
Participant access code:             013733
Live webcast:                 https://events.q4inc.com/attendee/843601593

A link to the live webcast will be available on Camden National's website under "About — Investor Relations" at CamdenNational.bank prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ: CAC) is the largest publicly traded bank holding company in Northern New England with $5.7 billion in assets and was proudly listed as one of the Best Places to Work in Maine for the past three years. Founded in 1875, Camden National Bank is a full-service community bank dedicated to customers at every stage of their financial journey. With 57 banking centers and additional lending offices in New Hampshire and Massachusetts, Camden National Bank offers the latest in digital banking, complemented by award-winning, personalized service. To learn more, visit CamdenNational.bank. Member FDIC. Equal Housing Lender.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; inflation; ongoing competition in labor markets and employee turnover; deterioration in the value of Camden National's investment securities; changes in consumer spending and savings habits; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, including Camden National, which could affect Camden National's ability to attract and retain depositors, and could affect the ability of financial services providers, including the Company, to borrow or raise capital; actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions; changes to regulatory capital requirements in response to recent developments affecting the banking sector; changes in the securities markets and other risks and uncertainties disclosed from time to time in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by other filings with the Securities and Exchange Commission ("SEC"). Further, statements regarding the potential effects of the war in Ukraine, the COVID-19 pandemic, conflict in the Middle East and other notable and global current events on the Company's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possible materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company's control. Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures such as: adjusted net income; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average equity; pre-tax pre-provision income; adjusted pre-tax pre-provision income; return on average tangible equity and adjusted return on average tangible equity; the efficiency and tangible common equity ratios; tangible book value per share; core deposits and average core deposits. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliations to the comparable GAAP financial measures can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period and is presented for illustrative purposes only.

Selected Financial Data
(unaudited)

	At or For The Three Months Ended			At or For The Year Ended
(In thousands, except number of shares and per share data)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Financial Condition Data
Investments	$1,190,780	$1,157,618	$1,259,161	$1,190,780	$1,259,161
Loans	4,098,094	4,058,413	4,010,353	4,098,094	4,010,353
Allowance for credit losses on loans	36,935	36,407	36,922	36,935	36,922
Total assets	5,714,506	5,779,675	5,671,850	5,714,506	5,671,850
Deposits	4,597,360	4,678,406	4,826,929	4,597,360	4,826,929
Borrowings	529,938	514,471	309,507	529,938	309,507
Shareholders' equity	495,064	463,298	451,278	495,064	451,278
Operating Data and Per Share Data
Net income	$8,480	$9,787	$15,351	$43,383	$61,439
Adjusted net income (non-GAAP)(1)	12,410	14,002	16,064	52,980	62,159
Diluted earnings per share	0.58	0.67	1.05	2.97	4.17
Adjusted diluted earnings per share (non-GAAP)(1)	0.85	0.96	1.10	3.63	4.22
Cash dividends declared per share	0.42	0.42	0.42	1.68	1.62
Book value per share	33.99	31.82	30.98	33.99	30.98
Tangible book value per share (non-GAAP)(1)	27.42	25.24	24.37	27.42	24.37
Profitability Ratios
Return on average assets	0.59%	0.68%	1.09%	0.76%	1.12%
Adjusted return on average assets (non-GAAP)(1)	0.87%	0.97%	1.14%	0.93%	1.14%
Return on average equity	7.20%	8.25%	14.03%	9.30%	13.15%
Adjusted return on average equity (non-GAAP)(1)	10.53%	11.80%	14.69%	11.35%	13.31%
Return on average tangible equity (non-GAAP)(1)	9.18%	10.48%	18.18%	11.83%	16.71%
Adjusted return on average tangible equity (non-GAAP)(1)	13.38%	14.94%	19.01%	14.42%	16.90%
GAAP efficiency ratio	71.96%	69.60%	57.72%	65.75%	56.72%
Efficiency ratio (non-GAAP)(1)	63.48%	60.63%	56.35%	61.52%	56.16%
Net interest margin (fully-taxable equivalent)	2.40%	2.39%	2.76%	2.46%	2.86%
Asset Quality Ratios
ACL on loans to total loans	0.90%	0.90%	0.92%	0.90%	0.92%
Non-performing assets to total assets	0.13%	0.11%	0.09%	0.13%	0.09%
Annualized net charge-offs to average loans	0.04%	0.01%	0.03%	0.03%	0.02%
Capital Ratios
Common equity ratio	8.66%	8.02%	7.96%	8.66%	7.96%
Tangible common equity ratio (non-GAAP)	7.11%	6.47%	6.37%	7.11%	6.37%
Tier 1 leverage capital ratio	9.40%	9.35%	9.22%	9.40%	9.22%
Common equity tier 1 risk-based capital ratio	12.31%	12.16%	11.74%	12.31%	11.74%
Total risk-based capital ratio	14.36%	14.19%	13.80%	14.36%	13.80%
(1)    This is a non-GAAP measure, please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data
(unaudited)

(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Cash, cash equivalents and restricted cash	$99,804	$211,514	$75,427
Investments:
Trading securities	4,647	4,195	3,990
Available-for-sale securities, at fair value (amortized cost of $702,937, $705,019 and $796,960, respectively)	625,808	589,003	695,875
Held-to-maturity securities, at amortized cost (fair value of $510,595, $483,547, and $506,193, respectively)	544,931	549,961	546,583
Other investments	15,394	14,459	12,713
Total investments	1,190,780	1,157,618	1,259,161
Loans held for sale, at fair value (book value of $10,152, $11,299, and $5,259 respectively)	10,320	11,187	5,197
Loans:
Commercial real estate	1,672,306	1,653,288	1,624,937
Commercial	403,901	400,031	430,131
Residential real estate	1,763,378	1,752,401	1,700,266
Consumer and home equity	258,509	252,693	255,019
Total loans	4,098,094	4,058,413	4,010,353
Less: allowance for credit losses on loans	(36,935)	(36,407)	(36,922)
Net loans	4,061,159	4,022,006	3,973,431
Goodwill and core deposit intangible assets	95,668	95,816	96,260
Other assets	256,775	281,534	262,374
Total assets	$5,714,506	$5,779,675	$5,671,850
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$967,750	1,023,239	$1,141,753
Interest checking	1,553,787	1,579,991	1,763,850
Savings and money market	1,364,401	1,389,180	1,439,622
Certificates of deposit	609,503	552,111	300,451
Brokered deposits	101,919	133,885	181,253
Total deposits	4,597,360	4,678,406	4,826,929
Short-term borrowings	485,607	470,140	265,176
Junior subordinated debentures	44,331	44,331	44,331
Accrued interest and other liabilities	92,144	123,500	84,136
Total liabilities	5,219,442	5,316,377	5,220,572
Commitments and Contingencies
Shareholders’ Equity
Common stock, no par value: authorized 40,000,000 shares, issued and outstanding 14,565,952, 14,558,137, 14,567,325 on December 31, 2023, September 30, 2023 and December 31, 2022, respectively	115,602	114,842	115,069
Retained earnings	481,014	478,664	462,164
Accumulated other comprehensive loss:
Net unrealized loss on debt securities, net of tax	(107,409)	(139,228)	(131,539)
Net unrealized gain on cash flow hedging derivative instruments, net of tax	6,096	9,343	5,891
Net unrecognized loss on postretirement plans, net of tax	(239)	(323)	(307)
Total accumulated other comprehensive loss	(101,552)	(130,208)	(125,955)
Total Shareholders’ equity	495,064	463,298	451,278
Total liabilities and shareholders’ equity	$5,714,506	$5,779,675	$5,671,850

Consolidated Statements of Income Data
(unaudited)

	For the Three Months Ended			For the Year Ended
(In thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest Income
Interest and fees on loans	$51,287	$50,115	$41,985	$195,379	$144,709
Taxable interest on investments	6,638	5,814	5,944	24,267	23,339
Nontaxable interest on investments	654	748	772	2,927	3,096
Dividend income	273	302	182	1,061	531
Other interest income	945	690	436	2,612	1,113
Total interest income	59,797	57,669	49,319	226,246	172,788
Interest Expense
Interest on deposits	22,838	20,969	10,520	78,884	20,305
Interest on borrowings	3,700	3,577	1,277	12,949	2,649
Interest on junior subordinated debentures	550	539	540	2,150	2,140
Total interest expense	27,088	25,085	12,337	93,983	25,094
Net interest income	32,709	32,584	36,982	132,263	147,694
Provision (credit) for credit losses	569	(574)	466	2,100	4,500
Net interest income after provision (credit) for credit losses	32,140	33,158	36,516	130,163	143,194
Non-Interest Income
Debit card income	3,466	3,130	3,969	12,613	13,340
Service charges on deposit accounts	2,102	2,040	1,882	7,839	7,587
Income from fiduciary services	1,653	1,641	1,560	6,669	6,407
Mortgage banking income, net	1,032	583	1,035	2,921	4,221
Brokerage and insurance commissions	1,188	1,217	878	4,650	4,147
Bank-owned life insurance	500	644	382	2,349	1,901
Net loss on sale of securities	(4,975)	(5,335)	(903)	(10,310)	(912)
Other income	1,020	1,152	979	4,303	4,011
Total non-interest income	5,986	5,072	9,782	31,034	40,702
Non-Interest Expense
Salaries and employee benefits	15,404	14,744	15,262	60,009	62,019
Furniture, equipment and data processing	3,605	3,382	3,404	13,377	13,043
Net occupancy costs	1,939	1,804	1,863	7,674	7,578
Debit card expense	1,345	1,318	1,192	5,126	4,602
Consulting and professional fees	1,193	897	959	4,520	4,073
Regulatory assessments	839	861	593	3,413	2,338
Amortization of core deposit intangible assets	148	148	156	592	625
Other real estate owned and collection costs (recoveries), net	67	(34)	20	42	29
Other expenses	3,306	3,087	3,544	12,608	12,542
Total non-interest expense	27,846	26,207	26,993	107,361	106,849
Income before income tax expense	10,280	12,023	19,305	53,836	77,047
Income Tax Expense	1,800	2,236	3,954	10,453	15,608
Net Income	$8,480	$9,787	$15,351	$43,383	$61,439
Per Share Data
Basic earnings per share	$0.58	$0.67	$1.05	$2.98	$4.18
Diluted earnings per share	0.58	0.67	1.05	2.97	4.17

Quarterly Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance			Yield/Rate
	For the Three Months Ended			For the Three Months Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$44,577	$48,401	$28,219	6.70%	4.04%	3.52%
Investments - taxable	1,186,959	1,177,367	1,256,135	2.39%	2.14%	2.01%
Investments - nontaxable(1)	89,029	102,872	106,921	3.72%	3.68%	3.65%
Loans(2):
Commercial real estate	1,661,720	1,658,125	1,591,392	4.87%	4.84%	4.37%
Commercial(1)	388,518	391,052	409,233	6.25%	6.08%	4.91%
SBA PPP	389	439	652	2.43%	2.40%	3.50%
Municipal(1)	14,430	18,888	20,693	4.13%	4.41%	3.28%
Residential real estate	1,765,099	1,762,860	1,667,256	4.35%	4.18%	3.58%
Consumer and home equity	256,073	252,357	255,355	7.86%	7.74%	6.24%
Total loans	4,086,229	4,083,721	3,944,581	4.96%	4.85%	4.21%
Total interest-earning assets	5,406,794	5,412,361	5,335,856	4.39%	4.23%	3.67%
Other assets	305,159	304,439	267,215
Total assets	$5,711,953	$5,716,800	$5,603,071

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$985,458	$1,019,450	$1,182,999	—%	—%	—%
Interest checking	1,547,438	1,584,314	1,665,360	2.53%	2.42%	1.56%
Savings	622,094	661,126	763,858	0.17%	0.14%	0.05%
Money market	756,407	721,423	689,738	3.14%	2.85%	1.46%
Certificates of deposit	583,738	497,301	289,476	3.49%	3.05%	0.68%
Total deposits	4,495,135	4,483,614	4,591,431	1.87%	1.67%	0.84%
Borrowings:
Brokered deposits	120,920	161,623	120,150	5.24%	5.07%	2.75%
Customer repurchase agreements	197,920	193,297	203,105	1.68%	1.69%	0.82%
Junior subordinated debentures	44,331	44,331	44,331	4.92%	4.83%	4.83%
Other borrowings	271,316	263,705	123,142	4.19%	4.14%	2.76%
Total borrowings	634,487	662,956	490,728	3.66%	3.70%	2.14%
Total funding liabilities	5,129,622	5,146,570	5,082,159	2.10%	1.93%	0.96%
Other liabilities	115,157	99,480	86,827
Shareholders' equity	467,174	470,750	434,085
Total liabilities & shareholders' equity	$5,711,953	$5,716,800	$5,603,071
Net interest rate spread (fully-taxable equivalent)				2.29%	2.30%	2.71%
Net interest margin (fully-taxable equivalent)				2.40%	2.39%	2.76%
(1)     Reported on tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)     Non-accrual loans and loans held for sale are included in total average loans.

Year-to-Date Average Balance and Yield/Rate Analysis
(unaudited)

	Average Balance		Yield/Rate
	For the Year Ended		For the Year Ended
(In thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$33,676	$52,068	5.50%	0.99%
Investments - taxable	1,203,445	1,329,586	2.17%	1.84%
Investments - nontaxable(1)	100,614	111,113	3.68%	3.53%
Loans(2):
Commercial real estate	1,659,078	1,532,225	4.83%	4.01%
Commercial(1)	398,465	396,000	5.99%	4.17%
SBA PPP	483	6,999	2.99%	17.91%
Municipal(1)	16,702	19,305	4.04%	3.20%
Residential real estate	1,748,076	1,511,985	4.09%	3.49%
Consumer and home equity	253,877	243,901	7.56%	5.03%
Total loans	4,076,681	3,710,415	4.80%	3.90%
Total interest-earning assets	5,414,416	5,203,182	4.19%	3.34%
Other assets	292,910	285,618
Total assets	$5,707,326	$5,488,800

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$1,020,045	$1,206,383	—%	—%
Interest checking	1,614,598	1,502,896	2.30%	0.77%
Savings	675,478	760,264	0.12%	0.05%
Money market	717,478	706,934	2.68%	0.76%
Certificates of deposit	453,723	295,586	2.85%	0.50%
Total deposits	4,481,322	4,472,063	1.56%	0.42%
Borrowings:
Brokered deposits	184,709	130,455	4.74%	1.20%
Customer repurchase agreements	191,646	215,761	1.49%	0.51%
Junior subordinated debentures	44,331	44,331	4.85%	4.83%
Other borrowings	246,058	80,100	4.11%	1.93%
Total borrowings	666,744	470,647	3.58%	1.35%
Total funding liabilities	5,148,066	4,942,710	1.83%	0.51%
Other liabilities	92,543	78,845
Shareholders' equity	466,717	467,245
Total liabilities & shareholders' equity	$5,707,326	$5,488,800
Net interest rate spread (fully-taxable equivalent)			2.36%	2.83%
Net interest margin (fully-taxable equivalent)			2.46%	2.86%
(1)    Reported on tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.
(2)    Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data
(unaudited)

(In thousands)	At or For The Year Ended December 31, 2023	At or For The Nine Months Ended September 30, 2023	At or For The Six Months Ended June 30, 2023	At or For The Three Months Ended March 31, 2023	At or For The Year Ended December 31, 2022
Non-accrual loans:
Residential real estate	$2,539	$2,775	$1,781	$1,713	$1,733
Commercial real estate	386	92	56	56	57
Commercial	1,725	1,083	729	748	715
Consumer and home equity	798	674	482	441	486
Total non-accrual loans	5,448	4,624	3,048	2,958	2,991
Accruing troubled-debt restructured loans not included above	1,990	1,997	2,140	2,154	2,114
Total non-performing loans	7,438	6,621	5,188	5,112	5,105
Other real estate owned	—	—	—	—	—
Total non-performing assets	$7,438	$6,621	$5,188	$5,112	$5,105
Loans 30-89 days past due:
Residential real estate	$1,290	$751	$1,192	$313	$1,038
Commercial real estate	740	188	112	111	323
Commercial	2,007	2,260	294	1,030	802
Consumer and home equity	922	603	653	684	391
Total loans 30-89 days past due	$4,959	$3,802	$2,251	$2,138	$2,554
ACL on loans at the beginning of the period	$36,922	$36,922	$36,922	$36,922	$33,256
Provision for loan losses	1,174	288	744	439	4,430
Charge-offs:
Residential real estate	18	18	18	18	66
Commercial real estate	58	58	—	—	—
Commercial	1,560	1,101	846	312	1,042
Consumer and home equity	91	63	31	4	134
Total charge-offs	1,727	1,240	895	334	1,242
Total recoveries	(566)	(437)	(212)	(107)	(478)
Net charge-offs	1,161	803	683	227	764
ACL on loans at the end of the period	$36,935	$36,407	$36,983	$37,134	$36,922
Components of ACL:
ACL on loans	$36,935	$36,407	$36,983	$37,134	$36,922
ACL on off-balance sheet credit exposures(1)	2,353	2,670	2,788	2,990	3,265
ACL, end of period	$39,288	$39,077	$39,771	$40,124	$40,187
Ratios:
Non-performing loans to total loans	0.18%	0.16%	0.13%	0.13%	0.13%
Non-performing assets to total assets	0.13%	0.11%	0.09%	0.09%	0.09%
ACL on loans to total loans	0.90%	0.90%	0.90%	0.91%	0.92%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.04%	0.01%	0.04%	0.02%	0.03%
Year-to-date	0.03%	0.03%	0.03%	0.02%	0.02%
ACL on loans to non-performing loans	496.57%	549.87%	712.86%	726.41%	723.25%
Loans 30-89 days past due to total loans	0.12%	0.09%	0.05%	0.05%	0.06%
(1)    Presented within accrued interest and other liabilities on the consolidated statements of condition

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Adjusted Net Income; Adjusted Diluted Earnings per Share; Adjusted Return on Average Assets; and Adjusted Return on Average Equity:
	For the Three Months Ended			For the Year Ended
(In thousands, except number of shares, per share data and ratios)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Adjusted Net Income:
Net income, as presented	$8,480	$9,787	$15,351	$43,383	$61,439
Adjustment for net loss on sale of securities	4,975	5,335	903	10,310	912
Adjustment for Signature Bank bond write-off	—	—	—	1,838	—
Tax impact of above adjustments(1)	(1,045)	(1,120)	(190)	(2,551)	(192)
Adjusted net income	$12,410	$14,002	$16,064	$52,980	$62,159
Adjusted Diluted Earnings per Share:
Diluted earnings per share, as presented	$0.58	$0.67	$1.05	$2.97	$4.17
Adjustment for net loss on sale of securities	0.34	0.37	0.06	0.71	0.06
Adjustment for Signature Bank bond write-off	—	—	—	0.13	—
Tax impact of above adjustments(1)	(0.07)	(0.08)	(0.01)	(0.18)	(0.01)
Adjusted diluted earnings per share	$0.85	$0.96	$1.10	$3.63	$4.22
Adjusted Return on Average Assets:
Return on average assets, as presented	0.59%	0.68%	1.09%	0.76%	1.12%
Adjustment for net loss on sale of securities	0.35%	0.37%	0.06%	0.18%	0.02%
Adjustment for Signature Bank bond write-off	—	—	—	0.03%	—
Tax impact of above adjustments(1)	(0.07)%	(0.08)%	(0.01)%	(0.04)%	—
Adjusted return on average assets	0.87%	0.97%	1.14%	0.93%	1.14%
Adjusted Return on Average Equity:
Return on average equity, as presented	7.20%	8.25%	14.03%	9.30%	13.15%
Adjustment for net loss on sale of securities	4.22%	4.50%	0.83%	2.21%	0.20%
Adjustment for Signature Bank bond write-off	—	—	—	0.39%	—
Tax impact of above adjustments(1)	(0.89)%	(0.95)%	(0.17)%	(0.55)%	(0.04)%
Adjusted return on average equity	10.53%	11.80%	14.69%	11.35%	13.31%
(1) Assumed a 21% tax rate.

Pre-Tax, Pre-Provision Income and Adjusted Pre-Tax, Pre-Provision Income:
	For the Three Months Ended			For the Year Ended
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income, as presented	$8,480	$9,787	$15,351	$43,383	$61,439
Adjustment for provision (credit) for credit losses	569	(574)	466	2,100	4,500
Adjustment for income tax expense	1,800	2,236	3,954	10,453	15,608
Pre-tax, pre-provision income	$10,849	$11,449	$19,771	$55,936	$81,547
Adjustment for net loss on sale of securities	4,975	5,335	903	10,310	912
Adjustment for SBA PPP loan income	(2)	(3)	(6)	(14)	(1,254)
Adjusted pre-tax, pre-provision income	$15,822	$16,781	$20,668	$66,232	$81,205

Efficiency Ratio:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Non-interest expense, as presented	$27,846	$26,207	$26,993	$107,361	$106,849
Net interest income, as presented	$32,709	$32,584	$36,982	$132,263	$147,694
Adjustment for the effect of tax-exempt income(1)	199	237	237	901	937
Non-interest income, as presented	5,986	5,072	9,782	31,034	40,702
Adjustment for net loss on sale of securities	4,975	5,335	903	10,310	912
Adjusted net interest income plus non-interest income	$43,869	$43,228	$47,904	$174,508	$190,245
GAAP efficiency ratio	71.96%	69.60%	57.72%	65.75%	56.72%
Non-GAAP efficiency ratio	63.48%	60.63%	56.35%	61.52%	56.16%
(1) Assumed a 21% tax rate.

Return on Average Tangible Equity and Adjusted Return on Average Tangible Equity:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Return on Average Tangible Equity:
Net income, as presented	$8,480	$9,787	$15,351	$43,383	$61,439
Adjustment for amortization of core deposit intangible assets	148	148	156	592	625
Tax impact of above adjustment(1)	(31)	(31)	(33)	(124)	(131)
Net income, adjusted for amortization of core deposit intangible assets	$8,597	$9,904	$15,474	$43,851	$61,933
Average equity, as presented	$467,174	$470,750	$434,085	$466,717	$467,245
Adjustment for average goodwill and core deposit intangible assets	(95,739)	(95,888)	(96,336)	(95,962)	(96,572)
Average tangible equity	$371,435	$374,862	$337,749	$370,755	$370,673
Return on average equity	7.20%	8.25%	14.03%	9.30%	13.15%
Return on average tangible equity	9.18%	10.48%	18.18%	11.83%	16.71%
Adjusted Return on Average Tangible Equity:
Adjusted net income (see "Adjusted Net Income" table above)	$12,410	$14,002	$16,064	$52,980	$62,159
Adjustment for amortization of core deposit intangible assets	148	148	156	592	625
Tax impact of above adjustment(1)	(31)	(31)	(33)	(124)	(131)
Adjusted net income, adjusted for amortization of core deposit intangible assets	$12,527	$14,119	$16,187	$53,448	$62,653
Adjusted return on average tangible equity	13.38%	14.94%	19.01%	14.42%	16.90%
(1) Assumed a 21% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	December 31, 2023	September 30, 2023	December 31, 2022
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$495,064	$463,298	$451,278
Adjustment for goodwill and core deposit intangible assets	(95,668)	(95,816)	(96,260)
Tangible shareholders' equity	$399,396	$367,482	$355,018
Shares outstanding at period end	14,565,952	14,558,137	14,567,325
Book value per share	$33.99	$31.82	$30.98
Tangible book value per share	27.42	25.24	24.37
Tangible Common Equity Ratio:
Total assets	$5,714,506	$5,779,675	$5,671,850
Adjustment for goodwill and core deposit intangible assets	(95,668)	(95,816)	(96,260)
Tangible assets	$5,618,838	$5,683,859	$5,575,590
Common equity ratio	8.66%	8.02%	7.96%
Tangible common equity ratio	7.11%	6.47%	6.37%

Core Deposits:
(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022
Total deposits	$4,597,361	$4,678,406	$4,826,929
Adjustment for certificates of deposit	(609,503)	(552,111)	(300,451)
Adjustment for brokered deposits	(101,919)	(133,885)	(181,253)
Core deposits	$3,885,939	$3,992,410	$4,345,225

Average Core Deposits:
	For the Three Months Ended			For the Year Ended
(Dollars in thousands)	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total average deposits, as presented(1)	$4,495,135	$4,483,614	$4,591,431	$4,481,322	$4,472,063
Adjustment for average certificates of deposit	(583,738)	(497,301)	(289,476)	(453,723)	(295,586)
Average core deposits	$3,911,397	$3,986,313	$4,301,955	$4,027,599	$4,176,477
(1)     Brokered deposits are excluded from total average deposits, as presented on the Average Balance, Interest and Yield/Rate analysis table.